UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive proxy statement

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RAPTOR PHARMACEUTICAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAPTOR PHARMACEUTICAL CORP.

7 Hamilton Landing

Suite 100

Novato, CA 94949

(415) 408-6200

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS OF

RAPTOR PHARMACEUTICAL CORP.

July 21, 2014

This proxy statement supplement (this “Supplement”) supplements the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission by Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), on June 17, 2014 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2014 annual meeting of stockholders to be held at 8:00 a.m., local time, on July 29, 2014 at the Company’s corporate offices at 7 Hamilton Landing, Suite 100, Novato, California 94949, or at any adjournments or postponements thereof.

Only holders of record of shares of the Company’s common stock at the close of business on June 2, 2014 are entitled to notice of, and to vote at, the annual meeting.

The purpose of this Supplement is to update Timothy P. Walbert’s biography included in Proposal No. 1 to provide additional information regarding Mr. Walbert’s outside board memberships. Mr. Walbert is one of the Company’s current directors and is a nominee for director under Proposal No. 1. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. This Supplement should be read in conjunction with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting

to Be Held on July 29, 2014.

This Supplement, the Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com or you may access these materials on the Company’s website at http://ir.raptorpharma.com/financials.cfm.

Mr. Walbert’s biography included in Proposal No. 1 is replaced in its entirety with the following.

Timothy P. Walbert. Mr. Walbert has served as a director of the Company since April 2011. He is currently the Chairman, President and Chief Executive Officer of Horizon Pharma, Inc., a publicly traded biopharmaceutical company focused on developing and commercializing innovative medicines in arthritis, pain and inflammatory diseases. Prior to his time at Horizon Pharma, Mr. Walbert served as President, Chief Executive Officer and a director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company, which was acquired by Takeda Pharma Holdings in June 2009. For more than 20 years, Mr. Walbert held executive positions in general management, corporate strategy, sales, U.S. and international marketing and commercial operations at biopharmaceutical companies such as Abbott Laboratories, G.D. Searle/Pharmacia, Neopharm, Merck & Company and Wyeth. At Abbott, Mr. Walbert served as Divisional Vice President and General Manager, Immunology, leading the global development and launch of HUMIRA, which attained over $8.0 billion in sales in 2011. Mr. Walbert serves on the board of directors of XOMA Ltd., Egalet Corporation, the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation. Mr. Walbert holds a B.A. in Business and Marketing from Muhlenberg College. We nominated Mr. Walbert to the Board of Directors due to his experience in commercial operations and business strategy and his experience leading a publicly traded biopharmaceutical company.